As filed with the Securities and Exchange Commission on November 7, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	27-0467113
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John J. Suydam, Esq.

Vice President & Secretary

ACREFI Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 515-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq.

Andrew S. Epstein, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

(212) 878-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	8,823,529	$16.69(2)	$147,264,699(2)	$17,067.98
8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	8,000,000	$24.71(3)	$197,680,000(3)	$22,911.12

(1)	Including an indeterminate number of shares which may be issued by Apollo Commercial Real Estate Finance, Inc. with respect to such shares by way of a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration.
(2)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices for the Apollo Commercial Real Estate Finance, Inc.’s common stock as reported by the New York Stock Exchange on November 2, 2016.
(3)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act based on the sale price per share at which the 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock was previously issued in a private placement, as there is currently no public market price for the Series B Preferred Stock.

PROSPECTUS

8,823,529 Shares of Common Stock

and

8,000,000 Shares of 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock

This prospectus relates to the offer and resale from time to time by the selling stockholders identified in this prospectus or in supplements to this prospectus of the following securities:

•	8,823,529 shares of our common stock, par value $0.01 per share; and

•	8,000,000 shares of our 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, which we refer to in this prospectus as the Series B Preferred Stock.

We refer to the common stock and Series B Preferred Stock, collectively, as the “securities” in this prospectus.

The securities to which this prospectus relates were originally issued and sold by us in a private placement in September 2015. This prospectus does not necessarily mean that the selling stockholders will offer or sell any or all of the securities. We cannot predict when or in what amounts the selling stockholders may sell any of the securities offered by this prospectus or in supplements to this prospectus. The prices at which the selling stockholders may sell the securities will be determined by the prevailing market price for the securities or in negotiated transactions. We are filing the registration statement of which this prospectus forms a part pursuant to contractual obligations that exist with the selling stockholders.

We are not offering for sale any of our securities in the registration statement of which this prospectus is a part. We will not receive any proceeds from the sale of securities by the selling stockholders, but will incur expenses in connection with the registration of these securities. See “Selling Stockholders” and “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “ARI.” On November 4, 2016, the closing sale price of our common stock on the NYSE was $16.80 per share. No market currently exists for the Series B Preferred Stock and no market may exist for some time, if ever. We have agreed to use commercially reasonable efforts to list the Series B Preferred Stock on the NYSE, subject to compliance with NYSE rules and regulations.

The selling stockholders identified in this prospectus or in supplements to this prospectus from time to time may offer and resell the securities held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any underwriter, agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement that will accompany this prospectus. A prospectus supplement also may add, update or change information contained in this prospectus. Each of the selling stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the securities to be made directly or through underwriters, agents or broker-dealers.

An investment in these securities entails certain material risks and uncertainties that should be considered. See “Risk Factors” beginning on page 2 of this prospectus and on page 4 of our Annual Report on Form 10-K for the year ended December 31, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2016.

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APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. This prospectus covers shares of our common stock and 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, or Series B Preferred Stock, held by one or more selling stockholders that can sell those securities by means of this prospectus in the circumstances we describe. You should rely only on the information provided or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the information contained in any accompanying prospectus supplement, the information in the prospectus supplement shall control. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any accompanying prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entire prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference in the prospectus and any accompanying prospectus supplement, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “company,” “ARI,” “we,” “us” and “our” to refer to Apollo Commercial Real Estate Finance, Inc., a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus to “Apollo” refer to Apollo Global Management, LLC, a Delaware limited liability company, together with its subsidiaries; and references in this prospectus to “our Manager” refer to ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC.

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PROSPECTUS SUMMARY

Overview

We are a Maryland corporation that has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We primarily originate, acquire, invest in and manage performing commercial first mortgage loans, subordinate financings, commercial mortgage-backed securities, or CMBS, and other commercial real estate-related debt investments. We refer to the assets we target for acquisition as our target assets.

We are externally managed and advised by our Manager, an indirect subsidiary of Apollo, a leading global alternative investment manager with a contrarian and value oriented investment approach in private equity, credit and real estate with assets under management of approximately $188.6 billion as of September 30, 2016. Our Manager is led by an experienced team of senior real estate professionals who have significant expertise in underwriting and structuring commercial real estate financing transactions. We benefit from Apollo’s global infrastructure and operating platform, through which we are able to source, evaluate and manage potential investments in our target assets.

Our principal business objective is to invest in our target assets in order to provide attractive risk adjusted returns to our stockholders over the long term, primarily through dividends and secondarily through capital appreciation.

We were organized in 2009 and have elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2009. We are generally not subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute our net taxable income to stockholders and satisfy certain other requirements that allow us to maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to continue to remain excluded from registration as an investment company under the Investment Company Act of 1940, or the 1940 Act.

Our Corporate Information

Our principal executive offices are located at 9 West 57th Street, 43rd Floor, New York, New York 10019. Our telephone number is (212) 515-3200. Our website is www.apolloreit.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider following factors with respect to the securities as well as the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings under the Exchange Act that are incorporated by reference in this prospectus and any accompanying prospectus supplement, as well as other information in this prospectus and any accompanying prospectus supplement before purchasing our securities. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information.”

The market price and trading volume of the securities may vary substantially and be volatile.

Our common stock is listed on the NYSE under the symbol “ARI.” The stock markets, including the NYSE, have experienced significant price and volume fluctuations over the past several years. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. There is no established trading market for the Series B Preferred Stock and one may never develop, which may result in significant volatility in the market price and trading volume of the Series B Preferred Stock. Accordingly, no assurance can be given as to the ability of our stockholders to sell the securities or the price that our stockholders may obtain for the securities.

Some of the factors that could negatively affect the market price of the securities include:

•	actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects of us and our competitors;

•	actual or perceived conflicts of interest with our Manager or Apollo and individuals, including our executives;

•	equity or debt issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

•	the impact of accounting principles and policies on our financial positions and results;

•	publication of research reports about us or the real estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions to or departures of our Manager’s or Apollo’s key personnel;

•	speculation in the press or investment community;

•	our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

•	increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock and would result in increased interest expenses on our debt;

•	failure to maintain our REIT qualification or exclusion from registration under the 1940 Act;

•	if, and to the extent the Series B Preferred Stock is rated in the future, changes in the credit ratings;

•	price and volume fluctuations in the stock market generally; and

•	general market and economic conditions, including the current state of the credit and capital markets.

Market factors unrelated to our performance could also negatively impact the market price of our securities. One of the factors that investors may consider in deciding whether to buy or sell our securities is our distribution rate as a percentage of the price of the securities relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in capital markets can affect the market value of our securities. For instance, if interest rates rise, it is likely that the market price of our securities will decrease as market rates on interest-bearing securities increase.

Common and preferred stock eligible for future sale may have adverse effects on our stock price.

Subject to applicable law, our board of directors has the authority, without stockholder approval, to issue additional authorized shares of common stock and securities convertible into or exchangeable for our common stock, on the terms and for the consideration it deems appropriate. Subject to the limitations prescribed in our charter, including the approval by holders of our 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock, or Series A Preferred Stock, Series B Preferred Stock and 8.00% Series C Cumulative Redeemable Perpetual Preferred Stock, or Series C Preferred Stock, of the classification, reclassification or issuance of senior preferred stock, our board of directors is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series of preferred stock previously authorized by our board of directors. Additional equity offerings or issuances of additional shares of common stock in connection with the conversion of convertible or exchangeable securities, including our outstanding 5.50% Convertible Senior Notes due 2019, may dilute the holdings of our existing stockholders or reduce the market price of our securities, or both. In addition, the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have preferences on liquidating distributions and dividend payments over our common stock. Other classes or series of our preferred stock, if issued, could similarly have a preference on liquidating distributions or preferences on dividend payments that could limit our ability to make distributions to the holders of our common stock. We cannot predict the effect, if any, of future sales or resales of our common stock, preferred stock or securities convertible into or exchangeable for our common stock on the market price of our securities. Sales of substantial amounts of our common stock, preferred stock or securities convertible into or exchangeable for our common stock or the perception that such sales could occur may adversely affect the prevailing market price for our securities.

We cannot assure you of our ability to make distributions in the future. Although we currently do not intend to do so, we could be required to sell assets, borrow funds, or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities.

We are generally required to distribute to our stockholders at least 90% of our net income each year, excluding net capital gains, for us to qualify as a REIT under the Internal Revenue Code. We currently intend to satisfy this requirement through quarterly distributions of all or substantially all of our net income each year, subject to certain adjustments. Our board of directors has the sole discretion to determine the timing, form and amount of any future distributions to our stockholders, and the amount of such distributions may be limited. Although we currently do not intend to do so, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities. To the extent that we are required to sell assets in adverse market conditions or borrow funds at unfavorable rates, our results of operations could be materially and adversely affected. Our board of directors will make determinations regarding distributions based upon various factors, including our earnings, our financial condition, our liquidity, our debt and preferred stock covenants, maintenance of our REIT qualification, applicable provisions of the Maryland General Corporation Law, or the MGCL, and other factors, including the risk factors described or incorporated by reference in this prospectus, as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to make distributions to our stockholders:

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will be at or above the level of our current distribution or achieve a market yield.

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or, as discussed above, may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in shares of our securities.

The investments that we make in accordance with our investment objectives and therefore an investment in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may entail a substantial amount of risk when compared to alternative investment options and investors in our common stock may experience volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with low risk tolerance.

All of our indebtedness ranks senior to the securities, certain of our outstanding securities rank senior to our common stock, and we may in the future offer debt or equity securities that may rank senior to the securities, which may adversely affect the market price of the securities.

The securities rank junior to all of our indebtedness in the event of our bankruptcy, liquidation, dissolution, winding-up of our affairs or similar proceeding with respect to us and are effectively subordinated to all of our indebtedness. In addition, we have issued Series A Preferred Stock and Series C Preferred Stock which have rights, preferences and privileges which rank on parity with the Series B Preferred Stock, and together with the Series B Preferred Stock, are more favorable than those of our common stock, and 5.50% Convertible Senior Notes due 2019, which have rights, preferences and privileges more favorable than those of the securities. The terms of certain of our existing or future debt instruments or senior equity securities may restrict the authorization, payment or setting apart of dividends on the securities or otherwise restrict our operating flexibility. Additionally, any equity securities or convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and/or preferred stock (subject to the approval of holders of preferred stock, as applicable) and may result in dilution to owners of the securities. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the securities will bear the risk of our future offerings reducing the market price of the securities and diluting the value of their holdings in us.

There is no established trading market for the Series B Preferred Stock.

There is no established trading market for the Series B Preferred Stock and one may never develop. We have agreed to use commercially reasonable efforts to list the Series B Preferred Stock on the NYSE, subject to compliance with NYSE rules and regulations. There can be no assurance that the NYSE will approve the Series B Preferred Stock for listing. Even if the Series B Preferred Stock were to be listed, an active trading market on the NYSE for the Series B Preferred Stock may not develop or, if it does develop, may not last, in which case the trading price of the Series B Preferred Stock could be adversely affected.

The Series B Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series B Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series B Preferred Stock, which could adversely affect the market price of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Stock.

Holders of Series B Preferred Stock have extremely limited voting rights.

Your voting rights as a holder of Series B Preferred Stock will be extremely limited. Our common stock is the only class of our stock carrying full voting rights. Voting rights for holders of Series B Preferred Stock exist primarily with respect to the ability to elect, together with holders of Series A Preferred Stock, Series C Preferred Stock and any other parity equity securities having similar voting rights, voting together as a single class, two directors to our board of directors in the event that six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock are in arrears. Holders of Series B Preferred Stock are entitled to vote together with the holders of Series A Preferred Stock, Series C Preferred Stock and any other parity equity securities (if such holders are similarly affected), voting together as a single class, on amendments to our charter, including the Articles Supplementary setting forth the terms of the Series B Preferred Stock, or the Articles Supplementary, that materially and adversely affect the rights of the Series B Preferred Stock or create or increase the authorized number of shares of classes or series of preferred stock that are senior to the Series B Preferred Stock. In addition, holders of Series B Preferred Stock are entitled to vote on the issuance of additional shares of Series B Preferred Stock. See “Description of Series B Preferred Stock—Voting Rights” below. Other than the limited circumstances described in this prospectus, holders of Series B Preferred Stock will not have any voting rights.

You may not be permitted to exercise conversion rights upon a change of control of us. If exercisable, the change of control conversion feature of the Series B Preferred Stock may not adequately compensate you, and the change of control conversion and redemption features of the Series B Preferred Stock may make it more difficult for a third party to take over our company or discourage a third party from taking over our company.

Upon the occurrence of an Ownership Change of Control (as defined in “Description of Series B Preferred Stock—Conversion Rights—Definitions”), as a result of which neither our common stock nor the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such common securities) is listed on the NYSE, the NYSE MKT, or the NYSE MKT, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or the NASDAQ, holders of Series B Preferred Stock will have the right to convert some or all of their Series B Preferred Stock into our common stock (or equivalent value of alternative consideration), subject to certain limitations. Notwithstanding that we generally may not redeem the Series B Preferred Stock prior to September 21, 2020, upon written notice by the holders of a majority of the shares of Series B Preferred Stock outstanding on the date of a Change of Control, we will be obligated to redeem the Series B Preferred Stock (subject to any partial exercise of the conversion right that may become exercisable in connection with an Ownership Change of Control). See “Description of Series B Preferred Stock—Conversion Rights” and “Description of Series B Preferred Stock—Optional Redemption and Change of Control Redemption.” In addition, those features of the Series B Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company under circumstances that otherwise could provide the holders of our securities with the opportunity to realize a premium over the then-current market price or that our stockholders may otherwise believe is in their best interests.

Our charter and the Articles Supplementary contain restrictions upon ownership and transfer of the Series B Preferred Stock, which may impair the ability of holders to convert Series B Preferred Stock into our common stock upon a change of control.

Our charter and the Articles Supplementary contain restrictions on ownership and transfer of the Series B Preferred Stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. For example, to assist us in qualifying as a REIT, the Articles Supplementary prohibit anyone from owning, or being deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of Series B Preferred Stock, although our board of directors has established an exemption from this ownership limit for QH RE Asset Company LLC. See “Description of Series B Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus. You should consider these ownership limitations prior to your purchase of the Series B Preferred Stock. In addition, the Articles Supplementary provide that, notwithstanding any other provision of the Series B Preferred Stock, (1) no holder of Series B Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our charter and (2) in no event may the total number of shares of common stock to be issued upon conversion (when taken together with any shares of common stock previously issued to the applicable holder) exceed the number of shares of common stock that would be permitted to be issued upon conversion of the Series B Preferred Stock in the absence of a shareholder vote taken in advance of the issuance of the Series B Preferred Stock under NYSE rules and regulations, as reasonably determined by the Board of Directors or a committee thereof, which may limit your ability to convert the Series B Preferred Stock into our common stock upon an Ownership Change of Control. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series B Preferred Stock.

If our common stock is delisted, your ability to transfer or sell your Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will be materially adversely affected.

Other than in connection with certain change of control transactions, the Series B Preferred Stock does not contain provisions that protect you if our common stock is delisted from the NYSE. Since the Series B Preferred Stock has no stated maturity date, you may be forced to hold your Series B Preferred Stock and receive stated dividends on the shares when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if the Series B Preferred Stock has been listed, and our common stock is delisted, it is likely the Series B Preferred Stock will be delisted, which will limit your ability to transfer or sell your Series B Preferred Stock and could have a material adverse effect on the market value of the Series B Preferred Stock.

Your investment has various U.S. federal income tax risks.

Although the provisions of the Internal Revenue Code generally relevant to an investment in the securities are described in “U.S. Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in the securities.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference in this document within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	market trends in our industry;

•	interest rates;

•	real estate values;

•	the debt securities markets or the general economy or the demand for commercial real estate loans;

•	our business and investment strategy;

•	our operating results;

•	actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions;

•	economic trends and economic recoveries;

•	our ability to obtain and maintain financing arrangements, including repurchase agreement financing and securitizations;

•	the anticipated shortfall of debt financing from traditional lenders;

•	the volume of short-term loan extensions;

•	the demand for new capital to replace maturing loans;

•	expected leverage;

•	general volatility of the securities markets in which we participate;

•	changes in the value of our assets;

•	the scope of our target assets;

•	interest rate mismatches between our target assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in prepayment rates on our target assets;

•	effects of hedging instruments on our target assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to remain excluded from registration under the 1940 Act;

•	the availability of opportunities to acquire commercial mortgage-related, real estate-related and other securities;

•	the availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

We caution that the foregoing list of factors is not all-inclusive. All subsequent written and oral forward-looking statements concerning us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We caution not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

The forward-looking statements contained in this prospectus and the documents incorporated by reference herein reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our common stock.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors” in this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by our combined fixed charges and preferred stock dividends. For purposes of calculating this ratio, “earnings” include pre-tax income from continuing operations before extraordinary items plus fixed charges less interest capitalized and income from equity investments. “Fixed charges” consists of interest expense and interest capitalized. This ratio is calculated in accordance with accounting principles generally accepted in the United States.

	For the nine months ended September 30, 2016	For the year ended December 31,
		2015	2014	2013	2012	2011(1)
Ratio of earnings to combined fixed charges and preferred stock dividends	2.45x	2.52x	2.75x	4.86x	4.37x	2.66x

(1)	We had no shares of preferred stock outstanding during the period presented.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the securities by the selling stockholders from time to time pursuant to this prospectus and any accompanying prospectus supplements. The proceeds from the offering are solely for the account of the selling stockholders. We have agreed, however, to pay certain expenses relating to the registration of the securities.

SELLING STOCKHOLDERS

Up to 8,823,529 shares of our common stock and up to 8,000,000 shares of our Series B Preferred Stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the securities being registered. When we refer to the “selling stockholders” in this prospectus, we mean the stockholder specifically identified in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of such selling stockholder’s interests other than through a public sale. Any permitted transferee, pledgee, donee, assignee, successor or others that intend to offer or sell securities through this prospectus will be named in a prospectus supplement, if required.

We cannot advise you as to whether the selling stockholders will in fact sell any or all of the securities being registered. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

To the extent that any of the selling stockholders may be deemed to be an affiliate of a broker-dealer, (1) any such selling stockholder purchased the securities being registered for resale in the ordinary course of business; and (2) at the time of purchase of the securities being registered for resale, the selling stockholder had no agreements or understandings, directly or indirectly, with any person, to distribute the securities.

The information presented regarding the selling stockholder is based upon representations made to us by the selling stockholder. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

	Beneficial Ownership Prior to Resale Offering(1)				Shares Offered Pursuant to This Prospectus (Maximum Number That May Be Sold)		Beneficial Ownership after Resale Offering(2)
	Common Stock		Series B Preferred Stock		Common Stock	Series B Preferred Stock	Common Stock		Series B Preferred Stock
Name of Selling Stockholder	Shares	Percentage of Class(1)	Shares	Percentage of Class(1)			Shares	Percentage of Class(1)	Shares	Percentage of Class(1)
QH RE Asset Company LLC(3)	8,823,529	10.9%	8,000,000	100%	8,823,529	8,000,000	—	—	—	—

(1)	Based on 80,845,403 shares of our common stock and 8,000,000 shares of Series B Preferred Stock outstanding at November 4, 2016, determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any securities over which the selling stockholder has sole or shared voting or investment power and also any securities that the selling stockholder has the right to acquire within 60 days of such date through the exercise of options or other rights.
(2)	Because the selling stockholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares (or actual percentage of the class) of our common stock that will be held by any selling stockholder upon completion of this resale offering. Assumes that the selling stockholders sell all of the shares of our common stock and Series B Preferred Stock beneficially owned by them that have been registered by us and do not acquire any additional shares during this resale offering.
(3)	QH RE Asset Company LLC has sole voting and dispositive power with respect to 8,823,529 shares of common stock and 8,000,000 shares of Series B Preferred Stock beneficially owned by it. QH RE Asset Company LLC is a wholly owned subsidiary of Qatar Investment Authority, which may be deemed a beneficial owner of the 8,823,529 shares of our common stock and 8,000,000 shares of Series B Preferred Stock beneficially owned by QH RE Asset Company LLC. QH RE Asset Company LLC’s address is Q-Tel Tower, 8th Floor, Diplomatic Area Street, West Bay, P.O. Box 23224, Doha, State of Qatar.

PLAN OF DISTRIBUTION

We are registering the resale from time to time of the securities offered by this prospectus. We have registered the securities for resale to provide the selling stockholders with freely tradable securities. The registration of these securities, however, does not necessarily mean that any of the securities will be offered or sold by the selling stockholders. We will not receive any proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplements. The proceeds from the offering are solely for the account of the selling stockholders. We have agreed, however, to pay certain expenses relating to the registration of the securities.

Any selling stockholders may at any time and from time to time, in one or more transactions, sell all or a portion of the securities registered hereby at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the securities registered hereby from time to time will be determined by the selling stockholders and, at the time of determination, may be higher or lower than the market price of the securities on the NYSE, if applicable.

The methods by which the securities registered hereby may be sold include: (1) on the NYSE, in the over-the-counter market, on any other national securities exchange on which the securities are then listed or traded, if the securities are so listed or traded; (2) a block trade in which the broker-dealer so engaged will attempt to sell the securities registered hereby as agent but may position and resell a portion of the block as principal to facilitate the transaction; (3) a purchase by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus and any accompanying prospectus supplement; (4) an ordinary brokerage transaction or a transaction in which the broker solicits purchasers; (5) an exchange distribution in accordance with the rules of any applicable exchange; (6) a privately negotiated transaction; (7) an underwritten transaction; (8) through a short sale transaction following which the securities are delivered to close out the short positions; (9) through the writing of options relating to such securities; and (10) a combination of the above methods of sale, or any other method permitted by law.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of securities registered hereby for whom they may act as agents, and underwriters may sell securities registered hereby to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. In compliance with the Financial Industry Regulatory Authority, Inc., or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any accompanying prospectus supplement.

Additionally, the selling stockholders may enter into sale, forward sale and derivative or hedging transactions with broker-dealers or other third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative or hedging transactions, the third parties may sell securities covered by this prospectus (as amended or supplemented, as necessary), including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our common stock or Series B Preferred Stock. If so, the broker-dealer or other third party may use securities received under those sale, forward sale or derivative or hedging arrangements or securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle such third party sales or to close out any related open borrowings of stock. The broker-dealers and third parties may deliver this prospectus and any accompanying prospectus supplement in connection with any such transactions. The broker-dealers or third party in such sale transactions will be an underwriter and will be identified in any accompanying prospectus supplement (or a post-effective amendment).

Any selling stockholder and any broker-dealers that participate with the selling stockholders or third parties to derivative transactions in the sale of the securities covered by this prospectus may be deemed to be an

“underwriter” within the meaning of Section 2(11) of the Securities Act, and, any profits on the sale of the securities by such selling stockholders and any discounts, commissions or concessions received by any such broker-dealers might be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, agents or dealers may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain liabilities, including liabilities under the Securities Act.

To the extent required, upon being notified by a selling stockholder that any arrangement has been entered into with any underwriter, agent or broker-dealer for the sale of the securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by any underwriter, agent or broker-dealer(s), the name(s) of the selling stockholder(s) and of the participating underwriter, agent or broker-dealer(s), specific securities to be sold, the respective purchase prices and public offering prices, any applicable discounts, commissions or concessions, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus forms a part, as appropriate.

When a selling stockholder elects to make a particular offer of securities registered hereby, a prospectus supplement, if required, will be distributed which will identify any underwriters, agents or dealers and any discounts, commissions or concessions and other terms constituting compensation from the selling stockholder and any other required information.

In order to comply with state securities laws, if applicable, the securities registered hereby may be sold only through registered or licensed brokers or dealers. In addition, in specific states, the securities registered hereby may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

We will pay (1) the fees and disbursements of our counsel and independent public accountants incurred, including the expenses of any special audits or “comfort” letters required in connection with such sales, and any premiums and other costs of policies of insurance obtained by us against liabilities arising out of the sale of any securities and (2) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses and any fees and disbursements of one common counsel and applicable local counsel for the selling stockholders, as retained by holders of a majority of the securities registered hereby. Any out-of-pocket expenses of the selling stockholders, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of the securities will be paid by the selling stockholders.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the material terms of the common stock and Series B Preferred Stock that the selling stockholders may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security are subject to and qualified in their entirety by reference to Maryland law and our charter and bylaws. See “Where You Can Find More Information.”

General

Apollo Commercial Real Estate Finance, Inc. was formed on June 29, 2009. Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share, of which 3,450,000 shares were classified and designated as shares of 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock, 8,000,000 shares were classified and designated as shares of 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock and 6,900,000 shares were classified and designated as shares of 8.00% Series C Cumulative Redeemable Perpetual Preferred Stock. Our charter authorizes our board of directors to amend our charter by a majority vote of the entire board of directors to increase or decrease the aggregate number of authorized shares of stock or the authorized number of shares of stock of any class or series without common stockholder approval. As of November 4, 2016, 80,845,403 shares of our common stock were issued and outstanding, 3,450,000 shares of our Series A Preferred Stock were issued and outstanding, 8,000,000 shares of our Series B Preferred Stock were issued and outstanding and 6,900,000 shares of our Series C Preferred Stock were issued and outstanding. Under Maryland law, our stockholders generally will not be personally liable for any of our debts or obligations solely as a result of their status as stockholders.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, dividends or upon liquidation, and to authorize us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Subject to the rights of holders of any other class or series of our stock, including our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, our board of directors may take these actions without stockholder approval unless stockholder approval is required by applicable law or the rules of any stock exchange or automatic quotation system on which our securities are listed or traded. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our common stockholders, unless such approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF COMMON STOCK

Common Stock

Shares of our common stock offered hereby have been duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of holders of any other class or series of our stock (including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available for such purposes if, as and when authorized by our board of directors and declared by us, and the holders of outstanding shares of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock that the selling stockholders are offering have been issued by us and do not represent any interest in or obligation of our Manager, Apollo or any of their affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director, provided, however, that pursuant to our majority vote policy for the election of directors, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors. In addition, there is no cumulative voting in the election of directors. Consequently, the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election (other than any directors elected solely by the holders of any other classes and series of our stock), and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no pre-emptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with or convert into another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in our charter. Subject to the voting rights of holders of any other class or series of our stock, including the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, which must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the amendment) may be approved by a majority of all of the votes entitled to be cast on the matter.

Restrictions on Ownership and Transfer

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock. For a description of these ownership limits and other restrictions on ownership and transfer of our stock, see “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

DESCRIPTION OF SERIES B PREFERRED STOCK

General

Our charter provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share.

Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Our board of directors or a duly authorized committee could establish another class or series of preferred stock that could depending on the terms of the series delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

Subject to the limitations prescribed by our charter (including the rights of holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to approve the authorization, classification or reclassification of any senior securities and the rights of holders of Series B Preferred Stock to approve the issuance of additional shares of Series B Preferred Stock), our board of directors may classify any unissued shares of preferred stock and reclassify any previously classified but unissued shares of any class or series of preferred stock, and may authorize us to issue the newly-classified shares. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by the MGCL and our charter to set, subject to provisions in our charter regarding restrictions on ownership and transfer, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.

8,000,000 of our authorized shares of preferred stock have been classified by our board of directors as shares of Series B Preferred Stock and have been duly authorized and validly issued and are fully paid and nonassessable. The holders of Series B Preferred Stock have no preemptive rights with respect to any shares of our stock or any of our other securities convertible into or carrying rights or options to purchase any shares of our stock.

The Series B Preferred Stock is not subject to any sinking fund and, except in connection with a Change of Control (as defined under “—Conversion Rights—Definitions” below), we have no obligation to redeem or retire the Series B Preferred Stock. Unless converted by you in connection with a Change of Control or redeemed by us, the Series B Preferred Stock will have a perpetual term, with no maturity.

The Articles Supplementary permit us to “reopen” this series, with the affirmative vote of two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series B Preferred Stock, in order to issue additional shares of Series B Preferred Stock from time to time. Any additional shares of Series B Preferred Stock will have the same terms as the shares of Series B Preferred Stock being registered hereby. These additional shares of Series B Preferred Stock will, together with the shares of Series B Preferred Stock being registered in this offering, constitute a single class of securities.

Ranking

The Series B Preferred Stock rank senior to the Junior Stock (as defined under “—Dividends” below), including shares of our common stock, and on parity with the Series A Preferred Stock, Series C Preferred Stock and any other class or series of stock that we may issue in the future ranking on parity with the Series B Preferred Stock with respect to payment of dividends and amounts upon our liquidation, dissolution or winding up. While any shares of Series B Preferred Stock are outstanding, we may not authorize or create, or increase the authorized number of shares of, any class or series of stock that ranks senior to the Series B Preferred Stock with respect to the payment of dividends or amounts upon our liquidation, dissolution or winding up without the affirmative vote of two-thirds of the votes entitled to be cast by holders of outstanding shares of Series B Preferred Stock, Series A Preferred Stock, Series C Preferred Stock and any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable, voting together as a single class. However, we may, among other things, create additional classes or series of stock, amend our charter to increase the authorized number of shares of common stock or preferred stock without further designation as to class or series or create or issue shares of a class or series of preferred stock ranking junior to or on parity with the Series B Preferred Stock with respect, in each case, to the payment of dividends and amounts upon our liquidation, dissolution or winding up, or Parity Stock, without the consent of any holder of Series B Preferred Stock. See “—Voting Rights” below for a discussion of the voting rights applicable if we seek to create any class or series of preferred stock senior to the Series B Preferred Stock.

Dividends

Holders of Series B Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for payment of distributions, cumulative cash dividends, (i) from, and including, the original date of issuance of the Series B Preferred Stock to, but excluding, September 20, 2020, or the Fixed-Rate Period, at an initial rate of 8.00% per annum of the $25.00 Liquidation Preference (as defined below) per share of Series B Preferred Stock (equivalent to a fixed annual amount of $2.00 per share of Series B Preferred Stock); and (ii) from, and including, September 20, 2020 and thereafter, or the Floating Rate Period, the greater of (i) a rate per annum equal to three-month LIBOR (as defined below) as calculated on each applicable Date of Determination (as defined below) plus a spread of 6.46% of the $25.00 Liquidation Preference and (ii) 8.00%.

A “Date of Determination” means the second business day immediately preceding the payment date for the applicable dividend payable on the Series B Preferred Stock.

“Three-month LIBOR” means, on any Date of Determination, the rate (expressed as an annual percentage) for deposits in U.S. dollars for a three-month period as appears on Bloomberg, L.P. page US0003M, as set by the British Bankers Association at 11:00 a.m. (London time) on such Date of Determination. If the appropriate page is replaced or service ceases to be available, we, acting reasonably, may select another page or service displaying the appropriate rate.

Dividends on each share of Series B Preferred Stock will be cumulative from September 21, 2015, the date of original issue of Series B Preferred Stock and are payable quarterly in arrears on or about the 15th day of each January, April, July and October, commencing on or about January 15, 2016, at the then applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, the dividend otherwise payable on such dividend payment date will be paid on the first business day immediately following such dividend payment date, without interest from the dividend payment date. Each dividend is payable to holders of record as they appear on our stock transfer records at the close of business on the record date, not exceeding 30 days preceding the payment dates thereof as fixed by our board of directors. Dividends are cumulative from the date of original issue or, if later, the most recent dividend payment date to which dividends on the Series B Preferred Stock have been paid, whether or not in any dividend period or periods there shall be funds of ours legally available for the payment of such dividends, whether we have earnings or whether such dividends are authorized by our board of directors. Accumulations of dividends on the Series B Preferred Stock will not bear interest and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends. Dividends payable on the Series B Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four.

No dividend may be declared and paid or set apart for payment on any Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment are set aside on the Series B Preferred Stock for all prior full dividend periods; provided, however, that the foregoing shall not prevent the purchase or other acquisition by us of shares of our stock pursuant to (A) a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock and all classes and series of Parity Stock or (B) provisions of our charter (including the Articles Supplementary) regarding the restrictions on ownership and transfer of our stock. When accrued dividends on the Series B Preferred Stock for all prior full dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on the Series B Preferred Stock for any dividend period and on any Parity Stock must be declared and paid ratably in proportion to accrued and unpaid dividends on the Series B Preferred Stock and such Parity Stock. All dividends paid on the Series B Preferred Stock will be credited first to the earliest accrued and unpaid dividend.

We may not (i) pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock (other than dividends or distributions paid solely in Junior Stock, or in options, warrants or rights to subscribe for or purchase Junior Stock, or distributions required to preserve our qualification as a REIT) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of shares of our common stock made for purposes of an employee incentive or benefit plan of our company or any subsidiary, a conversion into or exchange for Junior Stock or options, warrants or rights to subscribe for or purchase Junior Stock or redemptions or other acquisitions pursuant to the provisions of our charter (including the Articles Supplementary) relating to restrictions on the ownership and transfer of our stock), unless, in either case, all cumulative dividends for all full prior dividend periods with respect to the Series B Preferred Stock outstanding at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

Our board of directors may not authorize and we may not declare, pay or set apart funds for the payment of any dividend or other distribution (other than distributions required to preserve our qualification as a REIT) at any time the terms of any agreement of ours, including any agreement relating to our indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach or default under such agreement, or if such authorization, declaration, payment or setting apart for payment is restricted or prohibited by law.

As used herein, the term “Junior Stock” means our common stock, and any other class or series of our stock now or hereafter issued and outstanding that ranks junior to the Series B Preferred Stock as to the payment of dividends or amounts upon our liquidation, dissolution and winding up.

Optional Redemption and Change of Control Redemption

Optional Redemption

We may not redeem the Series B Preferred Stock prior to September 21, 2020, except in certain limited circumstances relating to the provisions of our charter (including the Articles Supplementary) relating to restrictions on the ownership and transfer of our stock intended to preserve our qualification as a REIT or in connection with our special optional redemption right to redeem Series B Preferred Stock upon a Change of Control (as defined under “—Conversion Rights—Definitions” below). For further information regarding these exceptions, see “—Special Optional Redemption,” and “—Restrictions on Ownership and Transfer” below and “Description of Common Stock—Restrictions on Ownership and Transfer.” On or after September 21, 2020, we, at our option, upon not less than 30 nor more than 60 days written notice, may redeem the Series B Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption, unless the applicable redemption date is after the record date fixed for a Series B Preferred Stock dividend and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price.

Change of Control Redemption

Within 15 days after the occurrence of any Change of Control, we must provide a notice of the Change of Control to the holders of Series B Preferred Stock that describes the events constituting the Change of Control and the date of the Change of Control, identifies whether the Change of Control is an Ownership Change of Control (as defined under “—Conversion Rights—Definitions” below) and, if the Change of Control is an Ownership Change of Control, provides certain information with respect to the Change of Control Conversion. See “—Conversion—Conversion Upon and Ownership Change of Control” below. Upon written notice by the holders of a majority of the shares of Series B Preferred Stock outstanding on the date of the Change of Control, no later than (i) in the case of a Manager Change of Control, 15 days following delivery by the Corporation of the Change of Control Notice referred to above and (ii) in the case of an Ownership Change of Control, prior to the Change of Control Conversion Date (as defined under “—Conversion Rights—Definitions” below), we will be obligated to redeem the Series B Preferred Stock, in whole (subject to any partial exercise of the Change of Control Conversion Right), as soon as practicable and in any event within 120 days after the date on which such Change of Control has occurred, or the Change of Control Redemption Right, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the redemption date, unless the applicable redemption date is after the record date fixed for a Series B Preferred Stock dividend and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price.

General Provisions Applicable to Redemptions

A notice of redemption (which may be contingent on the occurrence of a future event) must be mailed, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date, addressed to the holders of record of the Series B Preferred Stock at their addresses as they appear on our stock transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of the shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice must state:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	the place or places where the certificates, if any, representing the shares of Series B Preferred Stock are to be surrendered for payment;

•	whether the shares of Series B Preferred Stock are being redeemed pursuant to the optional redemption right or the Change of Control redemption right;

•	if the shares of Series B Preferred Stock are being redeemed pursuant to the optional redemption right and an Ownership Change of Control has occurred, that the holders of shares of Series B Preferred Stock to which the notice relates will not be able to convert such shares of Series B Preferred Stock in connection with the Ownership Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date;

•	that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date; and

•	any other information required by law or the rules of any exchange on which the Series B Preferred Stock is listed or traded.

If fewer than all the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series B Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Optional Redemption Right, the shares to be redeemed shall be selected pro rata or by any other equitable method we may choose acting reasonably. If fewer than all the outstanding shares of the Series B Preferred Stock are to be redeemed pursuant to the Change of Control Redemption Right as the result of a partial exercise of the Change of Control Conversion Right, all the outstanding shares of the Series B Preferred Stock that are not converted pursuant to exercise of the Change of Control Conversion Right must be redeemed.

On the redemption date, we must pay on each share of Series B Preferred Stock to be redeemed any accumulated and unpaid dividends (whether or not declared), to, but not including, the redemption date, unless a redemption date falls after the record date fixed for a Series B Preferred Stock dividend and prior to the corresponding dividend payment date, in which case, the holders of Series B Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the preceding sentence, no payment or allowance will be made for unpaid dividends, whether or not in arrears, on any Series B Preferred Stock called for redemption.

If full cumulative dividends on the Series B Preferred Stock for all full prior dividend periods have not been paid or declared and set apart for payment, we may not purchase, redeem or otherwise acquire less than all of the outstanding shares of Series B Preferred Stock and any class or series of Parity Stock other than in exchange for Junior Stock or Parity Stock or in exchange for options, warrants or rights to subscribe for or purchase any Junior Stock or Parity Stock; provided, however, that the foregoing will not prevent a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock and all classes and series of Parity Stock or the purchase or other acquisition by us of shares of our stock pursuant to the provisions of our charter (including the Articles Supplementary) relating to restrictions on the ownership and transfer of our stock. See “Restrictions on Ownership and Transfer” and “—Restrictions on Ownership and Transfer” below.

On and after any date fixed for the redemption of shares of Series B Preferred Stock, provided that we have made available at the office of the registrar and transfer agent for the Series B Preferred Stock a sufficient amount of cash to effect the redemption of such shares, dividends will cease to accrue on the shares of Series B Preferred Stock called for redemption (except that, in the case of a redemption date that is after the record date fixed for a Series B Preferred Stock dividend and prior to the related dividend payment date, holders of Series B Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares on the corresponding dividend payment date), such shares will no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series B Preferred Stock will cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Liquidation Preference

The holders of Series B Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, $25.00 per share of Series B Preferred Stock, which we refer to in this prospectus as the “Liquidation Preference,” plus an amount per share of Series B Preferred Stock equal to all accumulated and unpaid dividends (whether or not earned or declared) thereon to, but not including, the date of final distribution to such holders.

Until the holders of Series B Preferred Stock have been paid the Liquidation Preference and all accrued and unpaid dividends (whether or not earned or declared) thereon to, but not including, the date of final distribution to such holders, no payment may be made to or set apart for any holder of Junior Stock ranking, as to amounts upon our liquidation, dissolution or winding up, junior to the Series B Preferred Stock (other than dividends or distributions paid solely in Junior Stock, or in options, warrants or rights to subscribe for or purchase Junior Stock) upon the liquidation, dissolution or winding up of our company. If, upon any liquidation, dissolution or winding up of our company, our assets, or the proceeds thereof, distributable among the holders of the Series B

Preferred Stock are insufficient to pay the full amount due to the holders of Series B Preferred Stock and any class or series of Parity Stock, then such assets, or the proceeds thereof, must be distributed among the holders of Series B Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series B Preferred Stock and any such other class or series Parity Stock if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of our company with one or more entities, (ii) a statutory share exchange by our company or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of our company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of our company.

Voting Rights

Except as described below, the holders of Series B Preferred Stock have no voting rights.

If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, whether or not declared, the number of our directors will be increased automatically by two (unless the number of our directors has previously been so increased pursuant to the terms of any class or series of Parity Stock upon which like voting rights have been conferred and are exercisable (any such other series, the “Voting Preferred Stock”) and with which the holders of Series B Preferred Stock are entitled to vote together as a single class in the election of such directors) and the holders of Series B Preferred Stock and the holders of any class or series of Voting Preferred Stock with which the holders of Series B Preferred Stock are entitled to vote together as a single class in the election of such directors, voting together as a single class, will have the right to elect two directors of our company, or the Preferred Stock Directors, at any annual meeting of stockholders or properly called special meeting of the holders of the Series B Preferred Stock, until all such dividends and dividends for the then current quarterly period on the Series B Preferred Stock have been paid or declared and set aside for payment. Whenever all such dividends on the shares of Series B Preferred Stock then outstanding have been paid or declared and set apart for payment and full dividends on the Series B Preferred Stock for the then-current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series B Preferred Stock to elect the Preferred Stock Directors will cease and, unless there remain outstanding shares of Voting Preferred Stock of any class or series for which the right to vote in the election of Preferred Stock Directors remains exercisable, the terms of office of the Preferred Stock Directors will terminate automatically and the number of our directors will be reduced accordingly and automatically. However, the right of the holders of the Series B Preferred Stock to elect the Preferred Stock Directors will again vest if and whenever dividends are in arrears for six new quarterly periods, as described above. In no event will the holders of Series B Preferred Stock be entitled to nominate or elect a director if such individual’s election as a director would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed. In class votes with other Voting Preferred Stock, preferred stock of different series shall vote in proportion to the liquidation preference of the preferred stock.

In addition, the approval of at least two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series B Preferred Stock and the holders of all outstanding shares of Parity Stock of any class or series upon which like voting rights have been conferred and with which holders of Series B Preferred Stock are entitled to vote together as a single class on such matters, voting together as a single class, is required (i) to amend, alter or repeal any provisions of our charter (including the Articles Supplementary), whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the Series B Preferred Stock unless, in connection with any such amendment, alteration or repeal, the Series B Preferred Stock remains outstanding without the terms thereof being materially and adversely changed or is converted into or exchanged for equity securities of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially similar to those of the Series B Preferred Stock prior to such amendment, alteration or repeal (taking into account that we may not be the surviving entity), or (ii) to authorize, create, or increase the authorized number of shares of any class or series of stock having rights senior to the Series B Preferred Stock with respect to the payment of dividends or amounts upon our liquidation, dissolution or winding up (provided that, in the case of clauses (i) and (ii), if such amendment does not affect equally the rights, preferences, privileges or voting powers of the Series B Preferred Stock and one or more classes or series of Parity Stock with which holders of Series B Preferred Stock are entitled to vote together as a single class, the consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock is required to approve such amendment). So long as any shares of Series B Preferred Stock are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding shares of Series B Preferred Stock is required to issue additional shares of Series B Preferred Stock. The voting powers, rights or preferences of the Series B Preferred Stock will not be deemed to be materially and adversely affected by, and the holders of shares of Series B Preferred Stock will not be entitled to vote with respect to, any (A) amendment to our charter increasing or decreasing the total number of authorized shares of stock of all classes and series, common stock, preferred stock without further designation as to class or series, Series B Preferred Stock or any other class or series of Parity Stock or Junior Stock, (B) issuance of any class or series of Parity Stock or Junior Stock or (C) classification or reclassification of authorized but unissued shares of Series B Preferred Stock or any classification or reclassification of shares of any class or series of Parity Stock or Junior Stock.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series B Preferred Stock. We will use our best efforts to mail (or otherwise provide) the information to the holders of Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Conversion Rights

Definitions

As used in this prospectus, the following terms have the following meanings:

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series B Preferred Stock when the following have occurred:

(i)	an Ownership Change of Control; or

(ii)	a Manager Change of Control.

The “Change of Control Conversion Date” will be a business day specified by us in a Change of Control Notice that is no less than 20 days nor more than 35 days after the date on which we provide the Change of Control Notice.

The “Common Stock Price” will be (i) if the consideration to be received in connection with the transaction that resulted in the Ownership Change of Control by holders of our common stock is solely cash, the amount of cash consideration per share of common stock, (ii) if the consideration to be received in the Ownership Change of Control by holders of our common stock is other than solely cash, including cash, other securities or other property or assets (or any combination thereof), or the Alternative Form Consideration, a holder of Series B Preferred Stock will be entitled to receive, upon conversion of such shares of Series B Preferred Stock, the average of the closing prices per share of common stock on the ten consecutive trading days immediately preceding, but not including, the effective date of the Ownership Change of Control, and (iii) if there is not a readily determinable closing price for the common stock or other consideration, the fair market value of our common stock or such other consideration, as determined by our board of directors or a committee thereof, or the Alternative Conversion Consideration. The Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to an Ownership Change of Control, are referred to herein as the Conversion Consideration.

A “Manager Change of Control” will be will be deemed to have occurred at such time after the original issuance of the Series B Preferred Stock when ACREFI Management, LLC or an affiliate of Apollo Global Management, LLC is no longer our external manager.

An “Ownership Change of Control” will be will be deemed to have occurred at such time after the original issuance of the Series B Preferred Stock when the following have occurred:

(i)	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our stock entitling that person to exercise more than 50% of the total voting power of all shares of our stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii)	following the closing of any transaction referred to in clause (i) above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE MKT or the NASDAQ.

Conversion Upon an Ownership Change of Control

Upon the occurrence of an Ownership Change of Control, each holder of Series B Preferred Stock will have the right, subject to the restrictions on ownership and transfer of our stock contained in our charter, to convert some or all of the shares of Series B Preferred Stock held by such holder (the “Change of Control Conversion Right”), on the relevant Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock to be converted, or the Common Stock Conversion Consideration, equal to the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date, except if such Change of Control Conversion Date is after a record date fixed for a Series B Preferred Stock dividend and prior to the corresponding Series B Preferred Stock dividend payment date, in which case, no amount for such accrued and unpaid dividend will be included in such sum, by (ii) the Common Stock Price; provided, however, that in no event will the total number of shares of common stock to be issued upon conversion (when taken together with any shares of common stock previously issued to the applicable holder) exceed the number of shares of common stock that would be permitted to be issued upon conversion of the Series B Preferred Stock in the absence of a shareholder vote taken in advance of the issuance of the Series B Preferred Stock under Item 312.00 of the Listed Company Manual of the NYSE, as reasonably determined by our board of directors or a committee thereof (this limitation is referred to herein as the NYSE Conversion Limitation.

If, upon the occurrence of an Ownership Change of Control, holders of any shares of Series B Preferred Stock exercise their right to convert some or all of their Series B Preferred Stock into common stock, but the NYSE Conversion Limitation operates to limit the number of shares of common stock that we may issue to such holders upon such conversion, the Series B Preferred Stock that may be converted in accordance with the NYSE Conversion Limitation will be so converted into shares of common stock in accordance with the preceding paragraph, while the balance of such shares of Series B Preferred Stock will be redeemed for cash at a redemption price equal to the price that would be paid if such remaining shares of Series B Preferred Stock were redeemed pursuant to the Change of Control Redemption Right. If any shares of Series B Preferred Stock that have been properly tendered for conversion into common stock pursuant to the Change of Control Conversion Right will instead be redeemed pursuant to the foregoing sentence, the shares to be so redeemed will be selected pro rata (as nearly as practicable without creating fractional shares) among the holders thereof based on the number of shares tendered for conversion by each such holder or by any other equitable method we may choose acting reasonably. If the holders of our common stock have the opportunity to elect the form of consideration to be received in connection with the transaction that resulted in the Ownership Change of Control, the Conversion Consideration will be the kind and amount of consideration actually received by holders of a majority of the shares of our common stock that participated in such election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the transaction that resulted in the Ownership Change of Control.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series B Preferred Stock notice of the occurrence of the Change of Control, or a Change of Control Notice. Any failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the conversion of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. This notice will state the following:

•	a description of the events constituting the Change of Control, including identifying whether the Change of Control is an Ownership Change of Control and, in the event of an Ownership Change of Control, the resulting Change of Control Conversion Right;

•	the date of the Change of Control;

•	in the event of an Ownership Change of Control:

•	the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right, which will be the Change of Control Conversion Date;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or we provide notice of our election to redeem all or any portion of the Series B Preferred Stock, the holder will not be able to convert any shares of Series B Preferred Stock called for redemption and such shares of Series B Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

•	if applicable, the name and address of the paying agent and the conversion agent;

•	the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right; and

•	the last date on which holders of Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire, Marketwire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the Change of Control Notice to the holders of Series B Preferred Stock.

In order to exercise the Change of Control Conversion Right, a holder of Series B Preferred Stock must deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series B Preferred Stock to be converted; and

•	that the shares of Series B Preferred Stock are to be converted pursuant to the applicable provisions of the Series B Preferred Stock.

Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series B Preferred Stock;

•	if certificated shares of Series B Preferred Stock have been tendered for conversion, the certificate numbers of the certificates representing the withdrawn shares of Series B Preferred Stock; and

•	the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

If such procedures are applicable, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company, or DTC.

Shares of Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, but subject to the redemption of certain shares as contemplated above as a result of the NYSE Conversion Limitation and unless, prior to the Change of Control Conversion Date, we have provided or we provide notice of our election to redeem such shares of Series B Preferred Stock pursuant to our Optional Redemption Right. If the Change of Control Conversion date is after a record date fixed for a Series B Preferred Stock dividend and prior to the corresponding dividend payment date, the holders of Series B Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the conversion of such shares prior to such dividend date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into common stock. No holder of the Series B Preferred Stock will be entitled to convert such Series B Preferred Stock into our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the stock ownership limits contained in our charter. See “Restrictions on Ownership and Transfer” and “—Restrictions on Ownership and Transfer” below.

These Change of Control conversion and redemption features may make it more difficult for, or discourage, a third party from taking over our company. See “Risk Factors.” Instead, the Change of Control conversion and redemption features are a result of negotiations between us and the underwriters.

Restrictions on Ownership and Transfer

Our charter (including the Articles Supplementary) contains restrictions on the ownership and transfer of the Series B Preferred Stock that are intended to assist us in complying with the requirements for qualification as a REIT. The relevant sections of the Articles Supplementary provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of the Series B Preferred Stock, or the Series B Preferred Stock Ownership Limit. A person or entity who, but for the transfer to a trust described below, would have been beneficial or constructive and, if appropriate in the context, the record owner of the Series B Preferred Stock, is referred to as a “purported owner.” For a description of these ownership limits and other restrictions on ownership and transfer of our stock, see “Restrictions on Ownership and Transfer.”

Listing

We have agreed to use commercially reasonable efforts to list the Series B Preferred Stock on the NYSE, subject to compliance with NYSE rules and regulations.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for the Series B Preferred Stock is Wells Fargo Bank, N.A.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter documents. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Our charter (including the Articles Supplementary) contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than (1) 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock; (2) 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our Series A Preferred Stock; (3) 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our Series B Preferred Stock; (4) 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our Series C Preferred Stock; or (5) 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of all classes and series of our capital stock. We refer to these limits collectively as the “ownership limit.” An individual or entity is referred to as a “prohibited owner” if, but for the ownership limit or other restrictions on ownership and transfer of our stock described below, had a violative transfer or other event been effective, the individual or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock.

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to constructively own shares of our stock in excess of the ownership limit.

Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular person if, among other conditions, the person’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or ruling from the Internal Revenue Service, or the IRS, satisfactory to our board of directors in order to determine or ensure our qualification as a REIT and may impose such other conditions and limitations as our board of directors may determine. Our board of directors has established exemptions from the ownership limits which permit Apollo and certain of its affiliates to collectively hold up to 25% of our common stock, certain institutional investors and certain of their specified affiliates to each collectively hold up to 15% of our common stock and QH RE Asset Company LLC to hold up to 8,000,000 shares of the Series B Preferred Stock and 19.9% of our common stock.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit unless, after giving effect to such increase, five or fewer individuals could beneficially own in the aggregate more than 49.9% in value of the shares of all classes and series of our capital stock then outstanding or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common stock, Series B Preferred Stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or stock of all classes and series will be in violation of the reduced ownership limit.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our stock, or who would have owned shares of our stock transferred to a trust as described below, must immediately give us written notice of the event or, in the case of an attempted or proposed transaction, must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our stock as described above is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being

“closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price on the NYSE (or other applicable exchange on which shares of our stock are listed) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we accept, or our designee accepts, such offer. We may reduce this amount by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. The trustee may (or in the case of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock transferred to the trust in connection with a violation of the ownership limit applicable to such preferred stock, must) reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid to a prohibited owner prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our stock, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit applicable to our common stock or all classes and series of our capital stock. Every owner of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock and each person holding Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock for a beneficial or constructive owner of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock must, within 30 days after the end of each taxable year, provide us with a completed questionnaire containing the information regarding its ownership of such shares, as set forth in the regulations promulgated under the Internal Revenue Code, as in effect from time to time, and must, upon demand, provide us in writing with such information as we may request in order to determine the effect, if any, of such person’s actual or constructive ownership of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock on our qualification as a REIT or to ensure compliance with the ownership limit applicable to the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or any applicable excepted holder limit. In addition, each stockholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

DESCRIPTION OF CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that, except as provided in the terms of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the number of directors we have may be established only by our board of directors but may not be fewer than the minimum required under the MGCL, which is currently one, and our bylaws provide that the number of our directors may not be more than 15. Subject to the terms of any class or series of preferred stock, including our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

At each annual meeting of our stockholders, our stockholders will elect each of our directors to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director, provided, however, that pursuant to our majority vote policy for the election of directors, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors. In addition, holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, subject to any applicable rights of holders of our other securities, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors at any annual meeting.

Holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock generally have no voting rights in the election of directors. However, if and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are in arrears, whether or not declared, the number of our directors will be increased automatically by two (unless the number of our directors has previously been so increased pursuant to the terms of any class or series of preferred stock ranking on parity with the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, with respect, in each case, to the payment of dividends and amounts upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (any such other series, the “parity preferred stock”) and with which the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, are entitled to vote together as a single class in the election of such directors) and the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the holders of any class or series of parity preferred stock with which the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to vote together as a single class in the election of such directors, voting as a single class, will have the right to elect two directors of our company, or the Preferred Stock Directors, at any annual meeting of stockholders or properly called special meeting of the holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (including to fill any vacancy on the board of directors resulting from the removal of a Preferred Stock Director), until all such dividends and dividends for the then current quarterly period on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, have been paid or declared and set aside for payment. Whenever all such dividends on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, then outstanding have been paid and full dividends on the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, for the then-current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the

Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, to elect the Preferred Stock Directors will cease and, unless there remain outstanding shares of parity preferred stock of any class or series for which the right to vote in the election of Preferred Stock Directors remains exercisable, the terms of office of the Preferred Stock Directors will terminate automatically and the number of our directors will be reduced accordingly and automatically. However, the right of the holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to elect the Preferred Stock Directors will again vest if and whenever dividends are in arrears for six new quarterly periods, as described above. In no event will the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock be entitled to nominate or elect a director if such individual’s election as a director would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed. In class votes with other parity preferred stock, preferred stock of different series may vote in proportion to the liquidation preference of the preferred stock.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed with or without cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a two-thirds vote and (2) filling the vacancies created by such removal with their own nominees. Preferred Stock Directors may be removed by the affirmative vote of a majority of the votes entitled to be cast in the election of Preferred Stock Directors.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the Maryland corporation’s board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any other person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person) and (2) between us and Apollo or any of its affiliates and associates, or persons acting in concert with any of the foregoing. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast by stockholders on the matter, other than: (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are issued and outstanding voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an “acquiring person statement” as described in the MGCL), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to, among other things, (a) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the remaining term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected in our charter to be subject to the provision of Subtitle 8 that provides that, except as provided in the terms of any class or series of our stock, including our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, vacancies on our board may be filled only by the remaining directors and that directors elected to fill vacancies will serve for the remainder of the term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director (other than a Preferred Stock Director) from the board, with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws (and other than a special meeting called as described above for the purpose of electing Preferred Stock Directors), a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The affirmative vote of at least two-thirds of the votes entitled to be cast by holders of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and any other class or series of parity preferred stock upon which like voting rights have been conferred (voting together as a single class) is required to amend our charter (including the Articles Supplementary) in a manner that materially and adversely affects the rights of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any such other class or series of parity preferred stock, except that, if such amendment does not affect equally the rights, preferences, privileges or voting powers of one or more class or series of preferred stock so voting together as a single class, the consent of the holders of at least two-thirds of the outstanding shares of each class or series of preferred stock not affected equally (each voting as a separate class) is required to approve such amendment.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Exclusive Forum for Certain Litigation

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the U.S. district court for the district of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any director, officer, other employee or agent to us or to our stockholders, (c) any action asserting a claim against us or any director, officer, other employee or agent of ours arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any director, officer, other employee or agent that is governed by the internal affairs doctrine.

Dissolution of Our Company

The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and who has provided notice to us within the time period containing the information specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period containing the information specified by the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify any of our directors or officers who have been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity with us. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit brought by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our securities. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Apollo Commercial Real Estate Finance, Inc., and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies, or RICs;

•	trusts and estates;

•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and

•	except to the extent discussed below, tax-exempt organizations and non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our securities as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF US AS A REIT AND HOLDERS OF OUR SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX

CONSEQUENCES OF HOLDING AND DISPOSING OF OUR SECURITIES TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SECURITIES.

Taxation of Our Company—General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 2009. We believe that we have been organized and operated, and we intend to continue to be organized and to operate, in a manner that will allow us to continue to qualify for taxation as a REIT under the Internal Revenue Code.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with the filing of this prospectus. We will receive the opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ended December 31, 2009, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP will be conditioned upon factual representations and covenants made by our management and affiliated entities regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that they and we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in commercial mortgage loan securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and operated, and we intend to continue to operate, so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we have qualified or will qualify as a REIT for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. In addition, Clifford Chance US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” While we believe that we have operated and intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay to our stockholders and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

Stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which are as high as 39.6%. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “—Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the required distribution, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiaries, or TRSs, we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	We will generally be subject to tax on the portion of any “excess inclusion income” derived from an investment in residual interests in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or REMIC) to the extent that our securities are held by specified types of tax-exempt organizations known as “disqualified organizations” that are not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.”

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our securities. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

(10)	which meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year, and that conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we have issued securities with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. Our charter provides restrictions regarding the ownership and transfer of shares of our securities, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of shares of our securities. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our securities, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including equity interests in any lower tier partnerships) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a TRS would generally be subject to U.S. federal corporate income tax and any applicable state and local taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

We have made TRS elections with respect to ACREFI I TRS, Inc., a Delaware corporation that is wholly-owned by us, or ACREFI I TRS, ACREFI II TRS, Ltd., a Cayman company that is wholly-owned by us, or ACREFI II TRS, and ARM TRS LLC, a Delaware limited liability company that became wholly-owned by us in connection with the merger of Apollo Residential Mortgage, Inc., or AMTG, into us; and may make TRS elections with respect to additional entities we may form in the future. The Internal Revenue Code and the Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation (or a non-U.S. entity treated as a corporation for U.S. federal income tax purposes) that restricts its activities in the United States to trading in stock and securities (or any activity closely related thereto) for its own account whether such trading (or such other activity) is conducted by such a non-U.S. corporation or its employees or through a resident broker, commission agent, custodian or other agent. ACREFI II TRS believes that it has operated and intends to continue to operate in a manner so that it is not subject to U.S. federal income tax on its net income. Therefore, despite the status of ACREFI II TRS as a TRS, it should generally not be subject to U.S. federal corporate income tax on its earnings. However, certain U.S. stockholders of non-U.S. corporations are required to include in their income currently their proportionate share of certain earnings of such a corporation, whether or not such earnings are distributed. As a result, we are required to include in our income, on a current basis, any earnings of ACREFI II TRS and under certain circumstances earnings of any other non-U.S. corporation in which we own a direct or indirect interest. This could affect our ability to comply with the REIT income tests and distribution requirement. See “—Gross Income Tests” and “—Annual Distribution Requirements.” A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We may hold a significant number of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% (20% for taxable years beginning after December 31, 2017) of our total assets. To the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on “prohibited transactions,” such loans will be acquired by a TRS. If dividends are paid to us by one or more domestic TRSs we own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or a TRS or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to a REIT or deducted by a TRS, or less than the amount that would be paid to a TRS in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to monitor our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs.

A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders. See “—Excess Inclusion Income.”

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than income or gains with respect to debt instruments issued by public REITs that are not otherwise secured by real property), as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, gain from the sale or disposition of stock or securities, and other income that the IRS determines to be qualified income for this purpose, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our binding commitment to make or purchase the mortgage loan, then, subject to the exception described below, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, if a loan is secured by both real property and personal property and the fair market value of the personal property does not exceed 15% of the fair market value of all real and personal property securing the loan, the loan is treated as secured solely by real property for purposes of these rules. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

In the event that we invest in a mortgage loan that is not fully secured by real property, that is secured by personal property and, beginning in 2016, if the fair market value of the personal property securing the loan exceeds 15% of the fair market value of the real and personal property securing the loan, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest “principal amount” of the loan during the year. The IRS has issued Revenue Procedure 2011-16 and Revenue Procedure 2014-51 addressing a REIT’s investment in distressed debt, or the Distressed Debt Revenue Procedures. The Distressed Debt Revenue Procedures interpret the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat gain attributable to any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest. Any mortgage loan that we invest in that is not fully secured by real property, is secured in part by personal property and, beginning in 2016, is secured by personal property the fair market value of which exceeds 15% of the fair market value of all real and personal property securing the mortgage loan will therefore be subject to the interest apportionment rules and the position taken in the Distressed Debt Revenue Procedures, as described above.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

Among the assets we hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, the Revenue Procedure, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We treat certain mezzanine loans that may not meet all of the requirements for reliance on this safe harbor as real estate assets giving rise to qualifying mortgage interest for purposes of the REIT asset and income requirements, or otherwise not adversely affecting our qualification as a REIT. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test. To the extent that such non-qualification causes us to fail the 75% gross income test, we could be required to pay a penalty tax or fail to qualify as a REIT.

We believe that the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In the case of a mortgage loan that is not fully secured, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We expect that the CMBS that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income derived from the REMIC interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from CMBS will be qualifying income for purposes of the REIT gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Income inclusions from equity investments in certain foreign corporations, such as ACREFI II TRS, are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes. However, in a recent private letter ruling (which may not be relied on as precedent, but which generally indicates the IRS’s view on the issue), the IRS exercised its authority under Internal Revenue Code Section 856(c)(5)(J)(ii) to treat such income as qualifying income for purposes of the 95% gross income test notwithstanding the fact that the income is not included in the enumerated categories of income qualifying for the 95% gross income test. As a result, based on advice of counsel, we treat such income inclusions that meet certain requirements as qualifying income for purposes of the 95% gross income test. Notwithstanding the IRS’s determination in the private letter ruling described above, it is possible that the IRS could assert that such income does not qualify for purposes of the 95% gross income test, which, if such income together with other income we earn that does not qualify for the 95% gross income test exceeded 5% of our gross income, could cause us to be subject to a penalty tax and could impact our ability to qualify as a REIT. See “—Failure to Satisfy the Gross Income Tests” and “—Failure to Qualify.”

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, interest only strips, options, futures contracts, forward rate agreements, swaptions, similar financial instruments or other financial instruments that we deem appropriate. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, and (iii) primarily to manage risk with respect to a hedging transaction described in to clause (i) or (ii) after the extinguishment of such borrowings or disposal of the asset producing such income that is hedged by the hedging transaction, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurances we will be successful in this regard.

Rents from Real Property

To the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

Due to the nature of the assets in which we invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the CMBS that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the CMBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on CMBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the CMBS are not made.

In addition, in the event that any debt instruments or CMBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving our failure to satisfy the gross income tests, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be a significant amount.

Asset Tests

We, at the close of each calendar quarter, must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, interests in mortgages in real property or on interests in real property, and certain kinds of CMBS and mortgage loans, and, beginning in 2016, debt instruments issued by publicly offered REITs, and personal property to the extent rents attributable to such personal property are treated as “rents from real property” for purposes of the REIT 75% and 95% gross income tests. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets. Fifth, the aggregate value of debt instruments issued by publicly offered REITs held by us that are not otherwise secured by real property may not exceed 25% of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets comprising our mortgage-related investments and securities that we own generally will continue to be qualifying assets for purposes of the 75% asset test, and that our holdings of TRSs and other assets will continue to be structured in a manner that will comply with the foregoing REIT asset requirements, and we monitor compliance on an ongoing basis. There can be no assurance, however, that we will continue to be successful in this effort. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets including our interests in our TRSs may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

In addition, we have and may continue to enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. These preferential dividend limitations will no longer apply to us during any period that we are treated as a publicly offered REIT, which generally includes a REIT required to file annually and periodic reports with the SEC.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their securities in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid U.S. federal corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes, resulting in original issue discount, such that we will be required to include in our income a portion of the original issue discount each year that the instrument is held before we receive any corresponding cash. Furthermore, we will likely invest in assets that accrue market discount, which may require us to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non cash assets at rates or times we regard as unfavorable, or to pay dividends in the form of taxable in-kind distributions of property including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our securities. Both a taxable stock distribution and sale of securities resulting from such distribution could adversely affect the price of our securities. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding securities and maintaining our qualification as a REIT.

Excess Inclusion Income

A portion of our income from a TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” A REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. We are required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	in the case of a stockholder that is a REIT, a RIC, or a common trust fund or other pass through entity, is considered excess inclusion income of such entity,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax,

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders, and

•	is taxable (at the highest U.S. federal corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.

Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in our securities.

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions that will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our securities that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our securities constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our securities. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its securities. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our securities by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our securities in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our securities, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held our securities with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such securities became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any domestic TRS in which we may own an interest);

(b)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any domestic TRS we may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of our Company—General” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Securities

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our securities in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in our securities at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our securities will be subject to a maximum U.S. federal income tax rate of 20%, if our securities are held for more than 12 months, and will be taxed at ordinary income rates of up to 39.6% if our securities are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our securities held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our securities by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our securities will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our securities. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of securities or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Redemption of Series B Preferred Stock

Whenever we redeem any Series B Preferred Stock, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our Series B Preferred Stock to a U.S. stockholder of such Series B Preferred Stock can only be determined on the basis of the particular facts as to each U.S. stockholder at the time of redemption. In general, a U.S. stockholder of our Series B Preferred Stock will recognize capital gain or loss measured by the difference between the amount received by the U.S. stockholder of such Series B Preferred Stock upon the redemption (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of current and accumulated earnings and profits) and such U.S. stockholder’s adjusted tax basis in the shares of Series B Preferred Stock redeemed (provided the shares of Series B Preferred Stock are held as a capital asset) if such redemption (i) results in a “complete termination” of the U.S. stockholder’s interest in all classes of our shares under Section 302(b)(3) of the Internal Revenue Code, or (ii) is “not essentially equivalent to a dividend” with respect to the U.S. stockholder of the shares of Series B Preferred Stock under Section 302(b)(1) of the Internal Revenue Code. In applying these tests, there must be taken into account not only any shares of Series B Preferred Stock being redeemed, but also such holder’s ownership of other classes of our securities and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our Series B Preferred Stock also must take into account any such securities (including options) which are considered to be owned by such U.S. stockholder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Internal Revenue Code.

If the U.S. stockholder of Series B Preferred Stock owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of shares of Series B Preferred Stock from such U.S. stockholder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances and a U.S. stockholder of our Series B Preferred Stock intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.

If the redemption does not meet any of the tests under Section 302 of the Internal Revenue Code, then the redemption proceeds received from our Series B Preferred Stock will be treated as a distribution on our shares as described under “—Distributions” above. If the redemption of a U.S. stockholder’s shares of Series B Preferred Stock is taxed as a dividend, the adjusted basis of such stockholder’s redeemed Series B Preferred Stock will be transferred to any other shares held by the stockholder. If the U.S. stockholder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Proposed Regulations Regarding Certain Redemptions of Preferred Stock

With respect to a redemption of our Series B Preferred Stock that is treated as a distribution with respect to our securities, the Internal Revenue Service has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some securities, even though the stockholder’s aggregate basis for the securities would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the Series B Preferred Stock to the remaining shares of our securities held (directly or indirectly) by the redeemed stockholder. Instead, the unrecovered basis in our Series B Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Conversion of Our Series B Preferred Stock into Common Stock

Except as provided below, a U.S. stockholder generally will not recognize gain or loss upon the conversion of our Series B Preferred Stock into our common stock. Except as provided below, a U.S. stockholder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted Series B Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series B Preferred Stock will be treated as a distribution on our shares as described under “—Distributions” above. Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the Series B

Preferred Stock for more than one year. See “—Dispositions of Our Securities” above. U.S. stockholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common stock received on a conversion of Series B Preferred Stock for cash or other property.

In addition, under certain circumstances, a holder of Series B Preferred Stock will have the right to convert some or all of the holder’s Series B Preferred Stock into the Alternative Form Consideration—i.e., an amount of cash, securities or other property or assets that such holder would have received upon the Change of Control had such holder converted the holder’s Series B Preferred Stock into shares of our common stock immediately prior to the effective time of the Change of Control (see “Description of Series B Preferred Stock—Conversion Rights—Conversion Upon an Ownership Change of Control” in this prospectus). If a U.S. stockholder receives the Alternative Form Conversion Consideration (in lieu of shares of our common stock) in connection with the conversion of the stockholder’s shares of Series B Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. U.S. stockholders converting their shares of Series B Preferred Stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of securities. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our securities.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our securities as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) we do not hold an asset that gives rise to “excess inclusion income” (see “—Effect of Subsidiary Entities,” and “—Excess Inclusion Income”), distributions from us and income from the sale of our securities generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our securities. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) that is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than

10% of our securities could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our securities, or (B) a group of pension trusts, each individually holding more than 10% of the value of our securities, collectively owns more than 50% of such securities; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that securities owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding securities of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our securities should generally prevent a tax-exempt entity from owning more than 10% of the value of our securities, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our securities.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities applicable to non-U.S. stockholders of our securities. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our securities that is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Non-U.S. stockholders should consult their tax advisors concerning the U.S. federal, state, local and foreign tax consequences of ownership of our securities.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that would result in a portion of our dividends being considered excess inclusion income, and accordingly, it is possible that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our securities. In cases where the dividend income from a non-U.S. stockholder’s investment in our securities is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) our securities constitute a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder’s investment in our securities is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

If our securities constitute a USRPI, as described below under “—Dispositions of our Securities,” distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our securities will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As described below, we do not expect shares of our securities to constitute USRPIs. Non-U.S. stockholders that are treated as “qualified foreign pension funds” or that are non-U.S. publicly traded investment vehicles meeting certain requirements are exempt from the federal income and withholding taxes applicable under FIRPTA on such distributions by us.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend (i) with respect to any class of our securities which are regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 10% of such class of securities at any time during the one-year period ending on the date of such dividend or (ii) received by certain non-U.S. publicly traded investment vehicles meeting certain requirements. Instead, any capital gain dividend received by such a stockholder will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. In addition, non-U.S. stockholders that are treated as “qualified foreign pension funds” are exempt from income and withholding taxes applicable under FIRPTA on distributions from us.

A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our securities is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year). We do not anticipate that a material portion of our assets will constitute USRPIs.

Dispositions of Our Securities

Unless our securities constitute a USRPI, a sale of the securities by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our securities will constitute a USRPI only if each of the following three statements is true:

(a)	Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

(b)	We are not a “domestically-controlled REIT.” A domestically-controlled REIT includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. persons at all times during a specified testing period. For this purpose, effective beginning December 18, 2015, a REIT may generally presume that any class of the REIT’s securities that is “regularly traded,” as defined by the applicable Treasury Regulations, on an established securities market is held by U.S. persons except in the case of holders of 5% or more such class of securities and except to the extent that the REIT has actual knowledge that such securities are held by non-U.S. persons. In addition, effective beginning December 18, 2015, certain look-through and presumption rules apply for this purpose to any securities of a REIT that is held by a RIC or another REIT. Although we believe that we are a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we will remain a domestically-controlled REIT; and

(c)	Either (i) our securities are not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (ii) our securities are “regularly traded” on an established securities market and the selling non-U.S. stockholder has actually or constructively held over 10% of our outstanding securities any time during the shorter of the five-year period ending on the date of the sale or the period such selling non-U.S. stockholder held our securities.

In addition, even if we do not qualify as a domestically controlled REIT and our securities are not regularly traded on an established securities market, non-U.S. stockholders that are treated as “qualified foreign pension funds” or that are non-U.S. publicly traded investment vehicles meeting certain requirements are exempt from tax under FIRPTA on the sale of our securities.

Specific wash sales rules applicable to sales of stock in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our securities even if we are a domestically controlled REIT. These rules would apply if a non-U.S. stockholder (a) disposes of our securities within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (b) acquires, or enters into a contract or option to acquire, other shares of our securities during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our securities were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the securities could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our securities that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our securities is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, and, in the case of a non-U.S. stockholder that is a corporation, may also be subject to the 30% branch profits tax on such gain after the application of the income tax, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

Redemption of Series B Preferred Stock

See the discussions above under “—Taxation of Taxable U.S. Stockholders—Redemption of Series B Preferred Stock” and “—Taxation of Taxable U.S. Stockholders—Proposed Regulations Regarding Certain Redemptions of Preferred Stock.” If the redemption does not meet either of the tests described in “—Taxation of Taxable U.S. Stockholders—Redemption of Series B Preferred Stock,” then the redemption proceeds received from our Series B Preferred Stock will be treated as a distribution on our shares taxable as described above. If the redemption is not treated as a distribution, it will be treated as a sale or exchange in the manner described under “—Taxation of Non-U.S. Stockholders—Dispositions of Our Securities”.

Conversion of Our Series B Preferred Stock into Common Stock

Except as provided below, a non-U.S. stockholder generally will not recognize gain or loss upon the conversion of our Series B Preferred Stock into our common stock, provided our Series B Preferred Stock does not constitute a U.S. real property interest, or USRPI. Even if our Series B Preferred Stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our Series B Preferred Stock into our common stock provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. stockholder’s basis and holding period in the common stock received upon conversion will be the same as those of the converted Series B Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash). Any common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series B Preferred Stock will be treated as a distribution on our shares as described under—Ordinary Dividends” above. Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share as described under “—Dispositions of Our Securities” above. Non-U.S. stockholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such stockholder exchanges common stock received on a conversion of Series B Preferred Stock for cash or other property.

Backup Withholding and Information Reporting

We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our securities within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our securities conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts

Federal legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our securities through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. Under Treasury regulations, a 30% withholding tax is imposed on payments made with respect to dividends on, and after December 31, 2018, with respect to gross proceeds from the sale or other disposition of, our securities paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement this legislation comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s securities.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our securities.

LEGAL MATTERS

Clifford Chance US LLP will pass upon the validity of the shares of our common stock and Series B Preferred Stock being offered under this prospectus and certain U.S. federal income tax matters. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Apollo Residential Mortgage, Inc., incorporated by reference in this prospectus, and the effectiveness of Apollo Residential Mortgage, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 001-34452)(1)	Year ended December 31, 2015

Document	Period
Quarterly Report on Form 10-Q (File No. 001-34452)	Quarter ended March 31, 2016
Quarterly Report on Form 10-Q (File No. 001-34452)	Quarter ended June 30, 2016
Quarterly Report on Form 10-Q (File No. 001-34452)	Quarter ended September 30, 2016

Document	Filed
Current Report on Form 8-K (File No. 001-34452)	January 26, 2016
Current Report on Form 8-K (File No. 001-34452)	February 26, 2016
Current Report on Form 8-K (File No. 001-34452)	May 17, 2016
Current Report on Form 8-K (File No. 001-34452) (solely with respect to Item 5.02)	May 23, 2016
Current Report on Form 8-K (File No. 001-34452)	May 25, 2016
Current Report on Form 8-K (File No. 001-34452)	June 30, 2016
Current Report on Form 8-K (File No. 001-34452)	August 25, 2016
Current Report on Form 8-K (File No. 001-34452)	September 1, 2016
Current Report on Form 8-K (File No. 001-34452)	October 5, 2016
Current Report on Form 8-K (File No. 001-34452)	November 7, 2016

Document	Filed

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015) (File No. 001-34452)

April 1, 2016

Document	Filed
Description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-34452)	September 10, 2009
Description of our Series A Preferred Stock contained forth in our Registration Statement on Form 8-A (File No. 001-34452)	July 30, 2012
Description of our Series C Preferred Stock contained forth in our Registration Statement on Form 8-A (File No. 001-34452)	August 26, 2016

(1)	We adopted ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, on a retrospective basis on January 1, 2016. The standard amends existing guidance to require the presentation of debt issuance costs that are not related to revolving line-of-credit arrangements in the balance sheet as a deduction from the carrying amount of the related debt liability instead of as an asset. Because the amounts were immaterial (unamortized debt issuance costs of $7.4 million and $7.4 million as of December 31, 2015 and 2014, respectively), the previously issued consolidated financial statements included in such Annual Report on Form 10-K have not been retroactively adjusted for incorporation herein.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at 9 West 57th Street, 43rd Floor, New York, New York 10019, Attention: Apollo Commercial Real Estate Finance, Inc., Investor Relations, or contact our offices at (212) 515-3200. The documents may also be accessed on our website at www.apolloreit.com. The information on our website does not form a part of and is not incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$39,979
Printing and engraving expenses	12,000
Legal fees and expenses	150,000
Accounting fees and expenses	15,000
Miscellaneous	5,000

Total	$221,979

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to us and our stockholders to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or the MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify each of our directors or officers who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity with us. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.

3.1	Articles of Amendment and Restatement of Apollo Commercial Real Estate Finance, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-11, as amended (Registration No. 333-160533).

3.2	Bylaws of Apollo Commercial Real Estate Finance, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-4 (Registration No. 333-210632).

3.3	Articles Supplementary setting forth the terms of Apollo Commercial Real Estate Finance, Inc.’s 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-A filed on July 30, 2012 (File No.: 001-34452).

3.4	Articles Supplementary setting forth the terms of Apollo Commercial Real Estate Finance, Inc.’s 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on September 23, 2015 (File No.: 001-34452).

3.5	Articles Supplementary setting forth the terms of Apollo Commercial Real Estate Finance, Inc.’s 88.00% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on September 1, 2016 (File No.: 001-34452).

Exhibit No.

4.1	Form of Certificate for Common Stock of Apollo Commercial Real Estate Finance, Inc., incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-11, as amended (Registration No. 333-160533).

4.2	Form of Certificate for Apollo Commercial Real Estate Finance, Inc.’s 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation reference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on September 23, 2015 (File No.: 001-34452).

5.1*	Opinion of Clifford Chance US LLP as to legality.

8.1*	Opinion of Clifford Chance US LLP with respect to tax matters.

12.1*	Statements of Computation of Ratio of Earnings To Combined Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.4*	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on this 7th day of November, 2016.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:	/s/ Stuart A. Rothstein
Name: Stuart A. Rothstein
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stuart A. Rothstein, Jai Agarwal and Jessica L. Lomm, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

By:	/s/ Stuart A. Rothstein Stuart A. Rothstein	President, Chief Executive Officer, and Director (principal executive officer)	November 7, 2016

By:	/s/ Jai Agarwal Jai Agarwal	Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	November 7, 2016

By:	/s/ Jeffrey M. Gault Jeffrey M. Gault	Chairman	November 7, 2016

By:	/s/ Mark C. Biderman Mark C. Biderman	Director	November 7, 2016

By:	/s/ Robert A. Kasdin Robert A. Kasdin	Director	November 7, 2016

	Signatures	Title	Date

By:	/s/ Eric L. Press Eric L. Press	Director	November 7, 2016

By:	/s/ Scott S. Prince Scott S. Prince	Director	November 7, 2016

By:	/s/ Michael E. Salvati Michael E. Salvati	Director	November 7, 2016

EXHIBIT INDEX

Exhibit No.

3.1	Articles of Amendment and Restatement of Apollo Commercial Real Estate Finance, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-11, as amended (Registration No. 333-160533).

3.2	Bylaws of Apollo Commercial Real Estate Finance, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-4 (Registration No. 333-210632).

3.3	Articles Supplementary setting forth the terms of Apollo Commercial Real Estate Finance, Inc.’s 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-A filed on July 30, 2012 (File No.: 001-34452).

3.4	Articles Supplementary setting forth the terms of Apollo Commercial Real Estate Finance, Inc.’s 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on September 23, 2015 (File No.: 001-34452).

3.5	Articles Supplementary setting forth the terms of Apollo Commercial Real Estate Finance, Inc.’s 88.00% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on September 1, 2016 (File No.: 001-34452).

4.1	Form of Certificate for Common Stock of Apollo Commercial Real Estate Finance, Inc., incorporated by reference to Exhibit 4.1 of the Registrant’s Form S-11, as amended (Registration No. 333-160533).

4.2	Form of Certificate for Apollo Commercial Real Estate Finance, Inc.’s 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation reference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on September 23, 2015 (File No.: 001-34452).

5.1*	Opinion of Clifford Chance US LLP as to legality.

8.1*	Opinion of Clifford Chance US LLP with respect to tax matters.

12.1*	Statements of Computation of Ratio of Earnings To Combined Fixed Charges and Preferred Stock Dividends.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Deloitte & Touche LLP.

23.3*	Consent of Clifford Chance US LLP (included in Exhibit 5.1).

23.4*	Consent of Clifford Chance US LLP (included in Exhibit 8.1).

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.